UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

202 Pride Lane SW, Decatur, Alabama 35603

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2021, the board of directors (the “Board”) of Lakeland Industries, Inc. (the "Company”), as well as the Compensation Committee of the Board (the “Committee”), jointly adopted the revised Lakeland Industries, Inc. Long-Term Incentive Plan (the “LTIP”). Officers, other employees, and directors of the Company are eligible to participate in the LTIP. The LTIP is administered by the Committee or the full Board with respect to non-employee directors of the Company. The LTIP is intended to enable the Company (a) to recruit and retain highly qualified executives, other employees and directors who are responsible for moving the business of the Company forward, (b) align the interests of the Company’s executives and directors with the interests of the Company’s stockholders by creating a direct link between compensation and the Company’s performance, and (c) incentivize executives, other employees and directors of the Company to contribute to the long-term success of the Company. It is provided that awards will be made annually. Awards for non-employee directors will be time based only, with vesting one year after the date of grant, subject to the participant’s continued service to the Company. Vesting of awards for officers and other employees will be three (3) years, 50% of which will be time based over three (3) years and the remaining 50% of which will be performance based and will vest on the last day of a three (3) year performance period based upon target percentages given to revenue growth, EBITDA margin, free cash flow, and relative goals and weights determined at the time of grant, subject to the participant’s continued employment with the Company. These target percentages will be applied against a base bonus amount (the “Base Bonus Amount”). The time based portion of the awards will vest 1/3 one year after the date of grant, 1/3 at the end of the second year of the performance period and 1/3 at the end of the third year of the performance period. The Base Bonus Amount will be equal to a percentage of the participant’s base salary in effect at the commencement of the performance period (or a set amount in the case of non-employee directors). The Committee may, at the time of grant, adjust the percentage of base salary utilized to determine Base Bonus Amount for any participant as it deems appropriate. All LTIP awards will be granted under, and will be subject to the terms and conditions of, the Lakeland Industries, Inc. 2017 Equity Incentive Plan. Recipients of awards who meet specified share ownership requirements may, subject to certain conditions, elect to be paid in cash in lieu of restricted stock.

The foregoing description of the LTIP does not purport to be complete and is qualified in its entirety by reference to the full text of the LTIP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Lakeland Industries, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders on June 16, 2021. The final results of the voting for each matter submitted to a vote of Stockholders at the Annual Meeting are as follows:

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Proposal 1:

The Board of Directors’ nominees for Class II director were elected to serve for three years expiring at the Company’s 2024 Annual Meeting of Stockholders and until each of their respective successors is duly elected and qualified, by the votes set forth below:

	FOR	WITHHELD	BROKER NON-VOTE
Jeffrey Schlarbaum	4,454,776	142,218	79,854
Charles D. Roberson	4,561,642	35,351	79,854

Proposal 2:

The Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2022 by the votes set forth below:

FOR	AGAINST	ABSTAIN
4,671,716	4,033	1,099

Proposal 3:

The Stockholders voted, on an advisory basis, on compensation of our named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,554,776	29,753	12,465	79,854

Proposal 4:

The Stockholders approved the Amendment to the Lakeland Industries, Inc. 2017 Equity Incentive Plan by the votes set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,361,742	230,266	4,985	79,854

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Lakeland Industries, Inc. Long-Term Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: June 21, 2021	By:	/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer, President and Secretary

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